UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2017

Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity: 0001699099
JPMDB Commercial Mortgage Securities Trust 2017-C5

(Exact name of issuing entity)

Central Index Key Number of the sponsor: 0000835271
JPMorgan Chase Bank, National Association

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor: 0001541294
German American Capital Corporation

(Exact name of sponsor as specified in its charter)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Exact name of registrant as specified in its charter)

New York	333-206361-09	13-3789046
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

383 Madison Avenue New York, New York	10179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (212) 834-5467

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2017, J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) caused the issuance of the JPMDB Commercial Mortgage Securities Trust 2017-C5, Commercial Mortgage Pass-Through Certificates, Series 2017-C5 (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2017 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

The Certificates represent, in the aggregate, the entire beneficial ownership in JPMDB Commercial Mortgage Securities Trust 2017-C5 (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of 35 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 50 commercial, multifamily and manufactured housing properties.

The Mortgage Loan identified as “Key Center Cleveland” (the “Key Center Cleveland Mortgage Loan”) on Exhibit B to the Pooling and Servicing Agreement, which is an asset of the Issuing Entity, is part of a loan combination (the “Key Center Cleveland Loan Combination”). The Key Center Cleveland Loan Combination includes the Key Center Cleveland Mortgage Loan and 5 other pari passu loans which are not assets of the Issuing Entity (the “Key Center Cleveland Companion Loans”). The Key Center Cleveland Loan Combination is being serviced and administered under the pooling and servicing agreement, dated as of April 18, 2017 (the “Citigroup 2017-P7 Pooling and Servicing Agreement”), among Citigroup Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Deutsche Bank Trust Company Americas, as trustee, Citibank, N.A., as certificate administrator, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer, relating to the Citigroup Commercial Mortgage Trust securitization transaction into which two of the KeyBank Companion Loans were deposited.

The terms and conditions of the Citigroup 2017-P7 Pooling and Servicing Agreement applicable to the servicing of the Key Center Cleveland Mortgage Loan are similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “The Pooling and Servicing Agreement” in the Prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on March 31, 2017. However, due to the manner in which the Citigroup Commercial Mortgage Trust securitization satisfied the risk retention requirements of Section 15G of the Exchange Act (the “Risk Retention Requirements”) the Citigroup 2017-P7 Pooling and Servicing Agreement included a “Risk Retention Consultation Party” (as defined in the Citigroup 2017-P7 Pooling and Servicing Agreement). The Risk Retention Consultation Party was appointed by Citigroup Global Markets Realty Corp. In connection with certain major decisions that involve the Key Center Cleveland Mortgage Loan, the master servicer or special servicer is required to consult with the Risk Retention Consultation Party on a non-binding basis. Additionally, under the Citigroup 2017-P7 Pooling and Servicing Agreement, the Special Servicing Fee is subject to a $3,500 minimum per month for any specially serviced loan and a $5,000 minimum if the special servicer had to consult with the Risk Retention Consultation Party in a particular month. There is no minimum Special Servicing Fee under the Pooling and Servicing Agreement. The Citigroup 2017-P7 Pooling and Servicing Agreement is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Pooling and Servicing Agreement, dated as of April 1, 2017, among Citigroup Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Deutsche Bank Trust Company Americas, as trustee, Citibank, N.A., as certificate administrator, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (Registrant)

Date: April 20, 2017
	By:	/s/ Bianca A. Russo
Name: Bianca A. Russo
Title: Managing Director and Secretary

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
99.1

Pooling and Servicing Agreement, dated as of April 1, 2017, among Citigroup Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Deutsche Bank Trust Company Americas, as trustee, Citibank, N.A., as certificate administrator, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer.

(E)